EXHIBIT 23.1

UHY LLP
    Certified Public Accountants
                                                       12 Greenway Plaza
                                                       Suite 1202
                                                       Houston, TX 77046

                                                       Phone      713-561-6500
                                                       Fax           713-968-7128
                                                       Web         www.uhy-us.com

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 333-22271 and 333-130053) of Mexican Restaurants, Inc. of our report dated March 26, 2008 relating to the consolidated financial statements of Mexican Restaurants, Inc. and Subsidiaries as of December 30, 2007 and December 31, 2006 and for each of the three years in the period ended December 30, 2007, which appears in the December 30, 2007 Annual Report on Form 10-K of Mexican Restaurants, Inc.

/s/ UHY LLP

Houston, Texas
March 26, 2008